Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 2, 2023, among each of the entities listed on Exhibit A attached hereto (the “Guaranteeing Subsidiary”), each a subsidiary of Civitas Resources, Inc., a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Computershare Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 29, 2023, providing for the issuance of 8.750% Senior Notes due July 1, 2031 (the “Notes”);
WHEREAS, the Indenture provides that, under certain circumstances, each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.NO RECOURSE AGAINST OTHERS. No director, manager, officer, member, employee, incorporator or unitholder or other owner of Capital Stock of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
5.COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.EFFECT OF HEADINGS. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.
7.THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries, the other Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COMPANY:

CIVITAS RESOURCES, INC.

By:	/s/ Travis L. Counts
Name:	Travis L. Counts
Title:	Chief Legal Officer and Secretary

GUARANTEEING SUBSIDIARIES:

CIVITAS DE BASIN HOLDINGS, LLC
CIVITAS DE BASIN HOLDINGS II, LLC
CIVITAS DE BASIN MIDSTREAM, LLC
CIVITAS DE BASIN MINERALS, LP
CIVITAS DE BASIN MINERALS II, LLC
CIVITAS DE BASIN NM HOLDINGS, LLC
CIVITAS DE BASIN NM MINERALS, LLC
CIVITAS DE BASIN RESOURCES, LLC
CIVITAS DE BASIN RESOURCES II, LLC
CIVITAS MID BASIN ENERGY, LLC
CIVITAS MID BASIN ENERGY B, LLC
CIVITAS PERMIAN OPERATING, LLC

By:	/s/ Travis L. Counts
Name:	Travis L. Counts
Title:	Chief Legal Officer and Secretary

EXISTING GUARANTORS:

7N, LLC
8 NORTH, LLC
COLLEGIATE HOLDINGS LLC
AXIS EXPLORATION, LLC
BONANZA CREEK ENERGY OPERATING COMPANY, LLC
CIVITAS NORTH, LLC
CRESTONE PEAK RESOURCES ACQUISITION COMPANY I LLC
CRESTONE PEAK RESOURCES GP INC.
CRESTONE PEAK RESOURCES LLC
CRESTONE PEAK RESOURCES HOLDINGS LLC
CRESTONE PEAK RESOURCES LP
CRESTONE PEAK RESOURCES MIDSTREAM LLC
CRESTONE PEAK RESOURCES OPERATING LLC
[Signature Page to First Supplemental Indenture]

CRESTONE PEAK RESOURCES WATKINS HOLDINGS LLC
CRESTONE PEAK RESOURCES WATKINS MIDSTREAM LLC
EXTRACTION FINANCE CORP.
EXTRACTION OIL & GAS, INC.
FIFTH POCKET PRODUCTION, LLC
HIGHPOINT OPERATING CORPORATION
HIGHPOINT RESOURCES CORPORATION
HOLMES EASTERN COMPANY, LLC
MOUNTAINTOP MINERALS, LLC
NORTHWEST CORRIDOR HOLDINGS, LLC
RAPTOR CONDOR MERGER SUB 2, LLC
ROCKY MOUNTAIN INFRASTRUCTURE, LLC
TABLE MOUNTAIN RESOURCES, LLC
XOG SERVICES, LLC
XTR MIDSTREAM, LLC

By:	/s/ Travis L. Counts
Name:	Travis L. Counts
Title:	Chief Legal Officer and Secretary

TRUSTEE:

COMPUTERSHARE TRUST COMPANY, N.A., As Trustee

By:	/s/ Jocelyn Strong
Name:	Jocelyn Strong
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

Additional Guarantors

1.Civitas DE Basin Holdings, LLC, a Delaware limited liability company
2.Civitas DE Basin Holdings II, LLC, a Delaware limited liability company
3.Civitas DE Basin Midstream, LLC, a Delaware limited liability company
4.Civitas DE Basin Minerals, LP, a Delaware limited partnership
5.Civitas DE Basin Minerals II, LLC, a Delaware limited liability company
6.Civitas DE Basin NM Holdings, LLC, a Delaware limited liability company
7.Civitas DE Basin NM Minerals, LLC, a Delaware limited liability company
8.Civitas DE Basin Resources, LLC, a Delaware limited liability company
9.Civitas DE Basin Resources II, LLC, a Delaware limited liability company
10.Civitas MID Basin Energy, LLC, a Delaware limited liability company
11.Civitas MID Basin Energy B, LLC, a Delaware limited liability company
12.Civitas Permian Operating, LLC, a Delaware limited liability company

[Exhibit A to First Supplemental Indenture]